UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 1, 2009
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 1, 2009, Diebold, Incorporated (the “Company”) reached an agreement in principle with the staff of the Securities and Exchange Commission (the “SEC”) to settle civil charges stemming from the staff’s pending investigation. In addition, the Company has been informed by the U.S. Attorney’s Office for the Northern District of Ohio that it will not bring criminal charges against the Company for the transactions and accounting issues that are the subject of the SEC investigation.
     Under the terms of the agreement in principle with the staff of the SEC, the Company will neither admit nor deny civil securities fraud charges, will pay a penalty of $25.0 million and will agree to an injunction against committing or causing any violations or future violations of certain specified provisions of the federal securities laws. The agreement in principle with the staff of the SEC remains subject to the final approval of the SEC, and there can be no assurance that the SEC will accept the terms of the settlement negotiated with the staff.
     In connection with reaching the agreement in principle, the Company recorded a charge of $25.0 million in the first quarter of 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
May 4, 2009	By:	/s/ Leslie A. Pierce
		Name:	Leslie A. Pierce
		Title:	Vice President, Interim Chief Financial Officer and Corporate Controller